UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 27, 2014

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices, including Zip Code)

(781) 860-8660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective March 27, 2014, Cubist Pharmaceuticals, Inc. (the “Company”) appointed Robert Perez to its Board of Directors (the “Board”) as a Class II Director.  With the addition of Mr. Perez, the Board consists of thirteen members.

Mr. Perez has served as our President and Chief Operating Officer (“COO”) since July 2012. From 2007 to 2012, Mr. Perez served as our Executive Vice President and COO. Prior to this, he was our Senior Vice President (“SVP”), Commercial Operations from 2004 to 2007. From August 2003 to July 2004, he served as our SVP, Sales and Marketing. Mr. Perez serves on the Board of Directors of AMAG Pharmaceuticals, Inc., a public pharmaceutical company. Mr. Perez is a member of the Board of Advisors of the Citizen Schools of Massachusetts, a non-profit organization focused on extending the learning day for children in underperforming public schools, a director of the Biomedical Science Careers Program, a non-profit organization focused on increasing the representation of underrepresented minorities in the biomedical and other science-related fields, and a member of the Board of Trustees of The Dana-Farber Cancer Institute, a non-profit organization focused on cancer and related diseases, and serves on the Board of Directors for the California Healthcare Institute, a non-profit organization focused on researching and advocating policy interests within California’s biomedical community. Mr. Perez served on the Board of Directors of EPIX Pharmaceuticals, Inc., a public biopharmaceutical company, from 2006 to 2009. Mr. Perez has extensive operational, commercial and senior management experience in the biopharmaceutical industry, including experience at the company as well as experience serving on Boards of Directors (and certain of their key standing committees) of public companies and non-profit organizations in our industry.

Resignation and Nomination of Directors

Martin Rosenberg, Ph.D, Matthew Singleton, M.B.A., CPA and Michael Wood, M.D. are each Class III Directors of the Company.  In accordance with the Corporate Governance Guidelines of the Company regarding term limits, on March 27, 2014 each submitted a revocable letter to the Company resigning as a director of the Company, effective as of immediately prior to the commencement of the Company’s 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”), thereby notifying the Company of his intent to retire from the Board and not stand for re-election. The decision of each of Dr. Rosenberg, Mr. Singleton and Dr. Wood to resign from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The Company would like to take this opportunity to thank Dr. Rosenberg, Mr. Singleton and Dr. Wood for their service on the Board and to wish them every success in their future endeavors.

The Board has nominated Jane Henney, M.D. for re-election as a Class III Director at the Company’s 2014 Annual Meeting.  The Board has also nominated each of Michael Bonney, currently a Class II Director, and Leon Moulder, Jr., M.B.A., currently a Class I Director, for election at the Company’s 2014 Annual Meeting as a Class III Director.  On March 27, 2014, Mr. Bonney and Mr. Moulder each submitted a revocable resignation as a Class II and Class I Director, respectively, effective as of immediately prior to the 2014 Annual Meeting.

Item 8.01  Other Events.

On April 1, 2014, the Company issued a press release announcing that it appointed Robert Perez to its Board.  A copy of the press release announcing this event has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated April 1, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Thomas J. DesRosier
Date: April 1, 2014		Thomas J. DesRosier
Executive Vice President, Chief Legal
and Administrative Officer

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